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                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-97378, 33-24302 and 33-75330 on Form S-8 of Bay Commercial Services of our report dated February 3, 1998, appearing in this Annual Report on Form 10-KSB of Bay Commercial Services for the year ended December 31, 1997.


Deloitte & Touche LLP
San Francisco, California
March 30, 1998